No 964668

                     THE COMPANIES ACTS 1948 to 1967
                        ________________________

                        COMPANY LIMITED BY SHARES
                        ________________________

                        MEMORANDUM OF ASSOCIATION

                                   OF
              _____________________________________________

                   NORWICH INJECTION MOULDERS LIMITED
              _____________________________________________


 1.  The Name of the Company is "NORWICH INJECTION MOULDERS LIMITED".

 2.  The Registered Office at the Company will be situated in England.

 3.  The Objects for which the Company is established are:


     (A) To carry on all or any of the businesses of Plastic Injection Moulders, Manufacturers, Designers, Producers, Merchants, Marketers, Importers, Exporters, Distributors, Agents for and Dealers in Plastic, Polythene, Synthetic Fibres, Polyurethane and all other synthetics, chemicals and substances and Plastic Products, Materials and Utensils of all kinds, fabricated from Injection Moulded, Extruded and Vacuum Formed Plastic and Glass Fibre Materials and for and in Plastic Paints and Coverings of every description; to undertake all operations in connection with the processing and application thereof, to carry on the business of Manufacturers and Designers of and Dealers in Household, Domestic, Commercial and Industrial Goods, Parts, Components and Articles of every description; Electrical, Mechanical, Motor and General Engineers and Contractors, Builders and Decorators, Garage Proprietors, Transport Contractors; and to carry out researches, investigations and experimental work of every description in relation to the objects of the Company.

     (B) To buy, sell, manufacture, and deal in plant, machinery, vehicles, tools, materials and things of all kinds capable of being used in connection with the above-mentioned businesses, or any of them, or likely to be required by customers of, or persons having dealings with the Company.

     (C) To carry on any other business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property.

     (D) To purchase or by any other means acquire any freehold, leasehold, or other property for any estate or interest whatsoever, and any rights, privileges, or easements over or in respect of any property, and any buildings, offices, factories, mills, works, wharves, roads, railways, tramways, machinery, engines, rolling stock, vehicles, plant, live and dead stock, barges, vessels, or things, and any real or personal property or rights whatsoever which may be necessary for, or may be conveniently used with, or may enhance the value of any other property of the Company.

     (E) To build, construct, maintain, alter, enlarge, pull down and remove or replace any buildings offices, factories, mills, works, wharves, roads, railways, tramways, machinery, engines, walls, fences, banks, dams, sluices, or watercourses and to clear sites for the same, or to join with any person, firm, or company in doing any of the things aforesaid, and to work, manage, and control the same or join with others in so doing.

     (F) To apply for, register, purchase, or by other means acquire and protect, prolong, and renew, whether in the United Kingdom or elsewhere, any patents, patent rights, brevets d'invention, licences, trade marks, designs, protections, and concessions which may appear likely to be advantageous or useful to the Company, and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon and testing and in improving or seeking to improve any patents, inventions, or rights which the Company may acquire or propose to acquire.

     (G) To acquire and undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which this Company is authorized to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm, or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance with any such person, firm or company, or for subsidizing or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any Shares, Debentures, Debenture Stock, or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any Shares, Debentures, Debenture Stock, or securities so received.

     (H) To improve, manage, cultivate, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

     (I) To invest and deal with the moneys of the Company not immediately required in such Shares or upon such securities and in such manner as may from time to time be determined.

     (J) To lend and advance money or give credit to such persons, firms, or companies and on such terms as may seem expedient, and in particular to customers of and others having dealings with the Company, and to give guarantees or become security for any such persons, firms, or companies.

     (K) To borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of Debentures or Debenture Stock (perpetual or otherwise), and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge, or lien upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled Capital, and also by a similar mortgage, charge, or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

     (L) To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

     (M) To apply for, promote, and obtain any Act of Parliament, Provisional Order, or Licence of the Board of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

     (N) To enter into any arrangements with any Governments or authorities (supreme, municipal, local, or otherwise), or any companies, firms, or persons that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such Government, authority, company, firm, or person, any charters, contracts, decrees, rights, privileges, and concessions which the Company may think desirable, and to carry out, exercise, and comply with any such charters, contracts, decrees, rights, privileges, and concessions.

     (O) To subscribe for, take, purchase, or otherwise acquire and hold shares or other interests in or securities of any other company having objects altogether or in part similar to those of this Company or carrying on any business capable of being carried on so as directly or indirectly to benefit this Company.

     (P) To act as agents or brokers and as trustees for any person, firm, or company, and to undertake and perform sub-contracts, and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors, or others.

     (Q) To remunerate any person, firm, or company rendering services to this Company, either by cash payment or by the allotment to him or them of Shares or securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

     (R) To pay all or any expenses incurred in connection with the promotion, formation, and incorporation of the Company, or to contract with any person, firm, or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any Shares, Debentures, Debenture Stock, or securities of this Company.

     (S) To support and subscribe to any charitable or public object, and any institution, society, or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid to any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, and to the wives, widows, children, and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support, and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any such persons and of their wives, widows, children, and other relatives and dependants.

     (T) To promote any other company for the purpose of acquiring the whole or any part of the business or property and undertaking any of the liabilities of this Company, or of undertaking any business or operations which may appear likely to assist or benefit this Company or to enhance the value of any property or business of this Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

     (U) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

     (V) To distribute among the Members of the Company in kind any property of the Company, and in particular any shares, debentures, or securities of other companies belonging to this Company or of which this Company may have the power of disposing.

     (W) To procure the Company to be registered or recognized in any part of the world.

     (X) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

     (Y) To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property, assets, rights and revenues (present and future) and uncalled capital of the Company, or by both such methods or by any other means whatsoever, the discharge and performance respectively of the liabilities and obligations of and the repayment or payment of any moneys whatsoever by any person, firm or company, including (but not limited to):

           (i) the discharge and performance respectively of any liabilities and obligations whatsoever of, and the repayment or payment of any moneys whatsoever by, any company which is for the time being or is likely to become the Company's holding company or a subsidiary of the Company or another subsidiary of the Company's holding company (the terms "holding company" and "subsidiary" having the meanings given to them by Section 736 of the Companies Act 1985) or otherwise associated with the Company in business; and

           (ii) the discharge and performance respectively of any liabilities and obligations incurred in connection with or for the purpose of the acquisition of shares in the Company or in any company which is for the time being the Company's holding company insofar as the giving of any such guarantee or other support or security is not prohibited by law; and

           (iii) the repayment or payment of the principal amounts of, and premiums, interest and dividends on, any borrowings and securities.


     (Z) To the extent that the same is permitted by law to give financial assistance for the purpose of the acquisition of shares in the Company or in the Company's holding company (as that term is defined by Section 736 of the Companies Act 1985) for the time being and for the purpose of reducing or discharging a liability incurred for the purpose of such an acquisition and to give such assistance by means of a gift, loan or guarantee, indemnity, the provision of security or otherwise howsoever permitted by law.

     It is hereby expressly declared that each Sub-Clause of this Clause shall be construed independently of the other Sub-Clauses hereof, and that none of the objects mentioned in any Sub-Clause shall be deemed to be merely subsidiary to the objects mentioned in any other Sub-Clause.

 4.  The Liability of the Members is Limited.

 5. The Share Capital of the Company is <pound-sterling>100 divided into One Hundred Shares of <pound-sterling>1 each.


Note: Clauses 3(Y) and (Z) inserted by special resolution dated 2 July
1998

We, the several persons whose Names, Addresses and Descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of Shares in the Capital of the Company set opposite our respective names.


                                                                          N{*} of Shares
          NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS                taken by each
                                                                           Subscriber
Roy C Keen                                                                     ONE
Wilec House
82 City Road
London EC1
Commercial Manager
M J Hope                                                                       ONE
Wilec House
82 City Road
London EC1
Commercial Manager
                     TOTAL SHARES TAKEN                                        TWO

Dated this 20th day of October 1969

Witness to the above Signatures:


D S Hodgson
Wilec House
82 City Road
London EC1